SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2012

        CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On January 27, 2012, CenterState Banks, Inc. (the “Company”) announced that its’ wholly owned subsidiary, CenterState Bank of Florida, N.A. (“CenterState”) had acquired the banking operations of First Guaranty Bank and Trust Company of Jacksonville (“FGB”) in Jacksonville, Florida, through an agreement with the Federal Deposit Insurance Corporation (“FDIC”). CenterState entered into a purchase and assumption agreement with the FDIC, as receiver of FGB, on January 27, 2012, pursuant to which CenterState acquired the loans and certain assets and assumed the deposits and certain liabilities of FGB. The final carrying values and the final list of the assets acquired and liabilities assumed remains subject to finalization and revision by the FDIC and CenterState. Once such terms are finalized, the acquisition will be deemed effective as of January 27, 2012.

Currently, the acquisition is expected to provide CenterState with loans of approximately $275 million (before loan discounts and FDIC receivables), and deposits of approximately $330 million. CenterState did not pay the FDIC a premium to assume the deposits, and entered into a loss share arrangement whereby the FDIC is obligated to reimburse CenterState for 80% of losses with respect to substantially all of the acquired loans and OREO.

FGB has eight branch banking locations within Jacksonville, Florida MSA. The Company anticipates significant cost savings from expected branch consolidation. The transaction expedites the Company’s entrance into the attractive Jacksonville market, immediately providing a platform for Gil Pomar, former President and CEO of The Jacksonville Bank, who joined CenterState last summer.

CenterState expects to recognize approximately $11 million of goodwill pursuant to the transaction which will result in tangible common equity dilution. The Company anticipates that it will earn back the dilution in about three years. The Company also borrowed $10 million at the holding company level to help support the initial bank level capital ratios. CenterState plans to shrink the internet time deposits acquired from FGB, such that it frees up capital sufficient enough to dividend funds back to the holding company enabling repayment of the debt. The transaction is expected to be between $0.09 and $0.11 per share accretive to earnings, and produce an IRR in excess of 20%.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” estimates,” “potential,” or “continue” or negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements. Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or any of its subsidiaries to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2010, and otherwise in our SEC reports and filings.

Item 9.01.	Exhibits.

The following exhibit is furnished as Regulation FD Disclosure to this Current Report on Form 8-K:

Exhibit 99.1 Acquisition announcement and investor presentation dated January 27, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal Senior Vice President and Chief Financial Officer

Date:    January 30, 2012

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